Exhibit 99.1

NORTH PITTSBURGH SYSTEMS, INC.

4008 GIBSONIA ROAD

GIBSONIA, PA 15044-9311

Contact: Harry R. Brown	Phone: (724) 443-9456	Fax: (724) 443-9431

NORTH PITTSBURGH SYSTEMS, INC.

BOARD REJECTS INVESTMENT GROUP’S PROPOSAL

July 19, 2006. Gibsonia, Pennsylvania – North Pittsburgh Systems, Inc., (the “Company”) [NASDAQ:NPSI] confirmed today that its Board of Directors received, and unanimously rejected, a proposal from an investing group holding approximately 7.85% of the Company’s common stock, to engage an investment banker for the purpose of marketing the Company for sale. In response to the proposal (which has been attached to a Schedule 13D amendment filed by Bulldog Investors, Santa Monica Partners, Monarch Activist Partners and related individuals and entities (the “Bulldog Group”)), Harry R. Brown, the Company’s President and Chief Executive Officer stated, “After careful consideration, our Board of Directors felt that the Bulldog Group’s proposal would not be in the best interests of the Company or its shareholders. The Board believes that it is the best interests of the Company and its shareholders for us to continue to manage the Company for both short and long term shareholder value, as well as for the benefit of our customers and our other constituencies.”